SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
Amendment No. 1

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

EXPLANATORY NOTE

On June 10, 2002, NoMatterWare, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), filed an Information Statement on Form 14C informing its shareholders of the Annual Meeting of Shareholders of the Company to be held on June 22, 2002. This Amendment No. 1 to the Company's Information Statement on Form 14C is filed in order to amend the date of the Annual Meeting of Shareholders to July 20, 2002.

NOMATTERWARE, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

  Title of each class of securities to which transaction applies:
  Aggregate number of securities to which transaction applies:
  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
  0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  Amount Previously Paid: Not Applicable

  Form, Schedule or Registration Statement No.: Not Applicable

  Filing Party: Not Applicable

  Date Filed: Not Applicable

DEFINITIVE INFORMATION STATEMENT
NOMATTERWARE INC.

2710 17th Ave S.E.,
Calgary, Alberta T2A 0P6

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NOMATTERWARE INC.
a Colorado corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of NoMatterWare, Inc. (the "Corporation"). Such meeting to be held at the business offices of the Corporation at 2710 17th Avenue S.E., in the City of Calgary, in the Province of Alberta, on Saturday July 20, 2002 at the hour of 1:00 o'clock in the afternoon, Mountain Standard Time, for the following purposes:

  to receive the Report of the Board of Directors (the "Board");

  to receive the consolidated financial statements for the Corporation for the fiscal year ended December 31, 2001, and report of the Auditors thereon;

  to determine the number of Members of the Board and to elect the Members of the Board for the ensuing year;

  to appoint Grant Thornton LLP, Chartered Accountants, as the Corporation's auditors for the current fiscal year and authorize the Board to set the auditors' compensation; and

  to transact such other business as may properly come before the Meeting or adjournments thereof.

Only shareholders of Record as of the close of business on the 25th day of May, 2002 will be entitled to vote at this Meeting.

The Corporation is not soliciting Proxies in connection with this Meeting. However, you have the option of submitting a Proxy instead of attending the Meeting. If you elect to use a proxy and require a sample form of Proxy, please contact the Corporation by telephone or e-mail and a sample with be provided to you for your convenience. You may use the designated proxy holder on the Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

DATED AND MAILED at Calgary, Alberta this 21st day of June, 2002.

BY ORDER OF THE BOARD OF DIRECTORS OF
NOMATTERWARE, INC.

 /s/William H.W. Burns
William H.W. Burns

Chief Executive Officer

INFORMATION STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS OF
NOMATTERWARE, INC.
TO BE HELD JULY 20, 2002

This Amended Information Statement is being mailed on June 21st, 2002, to the shareholders of NoMatterWare, Inc., a Nevada corporation (the "Corporation"), by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 1:00 p.m., Mountain Standard Time on July 20, 2002, at the offices of the Corporation at 2710 17th Ave S.E., Calgary, Alberta T2A 0P6 or at such other times and places to which the Meeting may be adjourned (the "Meeting Date").

The purpose of the Meeting is to consider and act upon (i) the Report of the Board of Directors of the Corporation; (ii) to receive the consolidated financial statements of the Corporation for the year ended December 31, 2001, and the report of the Auditors thereon; (iii) to determine the number of members of the Board of Directors and to elect its members for the ensuing year; (iv) to appoint Grant Thornton LLP, Chartered Accountants, as the Corporation's auditors for the current fiscal year and authorize the Board to set the auditors' compensation; and (v) such other matters as may properly come before the Meeting or any adjournments thereof. Grant Thornton has served as the Corporation's independent principal accountants for the fiscal year ended December 31, 2001.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on May 27th, 2002 (the "Record Date"), at which time the Corporation had issued and outstanding 8,022,932 shares of Common stock, par value of $0.001 per share (the "Common Stock"). The shares of Common Stock constitute the only outstanding voting securities of the Corporation that are entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 31, 2002, with respect to the beneficial ownership of the Corporation's Common Stock and by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding common stock and the outstanding preferred stock, by each of the Corporation's officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of common stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of common stock are issued.
Name of Beneficial Owner	Shares Owned Beneficially	Percent of Class*
Brad Churchill 146 Tuscarora Way, N.W. Calgary, Alberta T3L 2H1	1,890,007(1)	23.6%
Kurt Tosczak Apt. 2406, 221 6th Avenue, S.E. Calgary, Alberta T2G 4Z9	1,477,500	18.2%
W. Scott Lawler 1530 9th Avenue, S.E. Calgary, Alberta T2G 0T7	428,300	5.3%
William H.W. Burns - Chief Executive Officer and Member of the Board of Directors 2710 17th Avenue, S.E. Calgary, Alberta T2A 0P6	625,000(2)	7.7%
Denice Hansen - Vice President 2710 17th Avenue, S.E. Calgary, Alberta T2A 0P6	225,000(3)	2.8%
Victor Arcuri - Member of the Board of Directors #1560, 521 - 3 Avenue, S.W. Calgary, Alberta T2P 3T3	533,333(4)	4.5%
Tom Milne - Member of the Board of Directors Suite 1980, 440-2nd Ave SW Calgary, Alberta	50,000(5)	-
Earl Gilbrech - Member of the Board of Directors 8706 Manzanita Drive, Suite 200 Scottsdale, Arizona 85258	-	-
All Officers and Directors as a group	1,433,333	16.4%
(5 Persons)

* Percent of class based upon 8,022,932 shares outstanding on June 5, 2002.
(1) These shares are held in the name of FTCG Enterprises, Inc., which is a corporation organized under the laws of Belize. Its sole officer, director and shareholder is Mr. Brad Churchill.
(2) This amount includes options for 125,000 shares, which are vested and may be exercisable during the next 60 days.
(3) This amount includes options for 125,000 shares, which are vested and may be exercisable during the next 60 days.
(4) This amount includes a convertible debenture for $325,000 convertible at the rate of $0.75 per share. All of the securities reported for Mr. Arcuri are held in the name of Infinity CCS, Inc., of which Mr. Arcuri is the sole director.
(5) This amount includes options for 40,000 shares, which are vested and may be exercisable during the next 60 days.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE CORPORATION AND ITS SUBSIDIARIES:

William H.W. Burns-CEO, President and member of the Board of Directors, President and member of the Board of Directors of NoMatterWare, Inc. and NoMatterWare Alberta.

Mr. Burns served as the Chief Operating Officer of the Company from June 2000 until February 2002, when he transitioned into the role of President/Chief Executive Officer. Mr. Burns was also named to the Board of Directors of NoMatterWare on October 18, 2001. Mr. Burns formerly served as the National Advertising Manager for Sun Media and brings a wealth of Fortune 1000 contacts and boardroom experience to NoMatterWare. Mr. Burns has over 20 years of experience in the marketing and promotions area. From 1997 until he joined NoMatterWare in 2000, Mr. Burns was the National and Classified Advertising Manager of The Calgary Sun newspapers and, from 1994-1997, he was President and Publisher of the Baya Group, an interactive telephone response company.

Denice Hansen-Vice President/Director of Marketing

Ms. Hansen worked at the Calgary Sun daily newspaper from 1997 until she joined NoMatterWare. Mrs. Hansen was the top commission producer for advertising sales for several years, winning numerous awards for excellence in the sales field, as well as substantially increasing advertising revenue in the newspaper. From 1993 until 1997, she was a director and personal trainer with the Fish Creek Racquet Club.

Victor G. Arcuri-Member of the Board of Directors

Mr. Arcuri, 54, joined the Board of Directors of NoMatterWare in March 2002. Mr. Arcuri has been the Manager and a member of the Board of Directors of Arvic Search Services Inc. since April 1982. Arvic Search Services is a private corporation based in Calgary, Alberta that is recognized as one of Canada's leading expert in the specialized field of protection of business names, brand names, trademarks and corporation identities. Mr. Arcuri presently lives in Calgary, Alberta.

Earl Gilbrech-Member of the Board of Directors

Mr. Gilbrech, 57, joined the Board of Directors of NoMatterWare in March 2002. Mr. Gilbrech is presently serving on the Board of Directors of American Institutional Investors, Ltd., Belize and American Dredging Ltd. and Belize Life and Health Insurance Company. Mr. Gilbrech has more than 30 years of sale and marketing experience in the financial services industry and real estate development industry. Mr. Gilbrech holds degrees from Arizona State University and completed graduate studies at the University of California, Los Angeles. Mr. Gilbrech presently lives in Scottsdale, Arizona.

Tom Milne-Member of the Board of Directors

Mr. Milne, 55, joined the Board of Directors of NoMatterWare in March 2002. Mr. Milne served as an interim Chief Financial Officer of NoMatterWare, Inc. during the first quarter of fiscal year 2000. From April 2000 to the present, Mr. Milne has been the Chief Financial Officer and a member of the Board of Directors of China Broadband Corporation, which is a leading broadband Internet provider in China. Mr. Milne is a member of the Board of Directors of M3 Energy Inc. and Longview Petroleum Limited. Mr. Milne is the Chief Executive Officer of Precise Details, Inc. From September 1997 to October 1998, Mr. Milne served as the Chief Financial Officer of Arakis Energy and from February 1985 to September 1997 he served as the Vice President and Treasurer of NOVA Corporation. Mr. Milne earned a diploma in Business Administration from Mount Royal College in 1967 and a degree in Banking from the Institute of Canadian Bankers in 1977.

LEGAL ACTIONS

A. On or about November 25, 1999, NoMatterWare Alberta entered into a Participation Agreement with Global Solutions Network, Inc., a Florida corporation, which contemplated the plaintiff rendering certain services to NoMatterWare Alberta in exchange for $12,500. On June13, 2001, the Company was named as a defendant in a Complaint filed with the Broward County Florida Circuit Court, Civil Action #01010569, by Global Solutions Network Inc. As far as the Company can determine, only preliminary discovery has commenced in this matter. The Complaint seeks payment of $15,000 for an alleged breach of contract between the Company and the plaintiff, along with the costs of breach of contract. The Company is conducting an investigation of this matter but is currently not aware of the status of this case. The Company has not been able to contact the plaintiff's attorney of record to discuss this matter. As of the date of this filing, the Company has not filed an Answer to the Complaint. Upon completion of its investigation, the Company shall take all appropriate action, including, if necessary, the filing of an Answer and possible Counterclaims. The Company denies all allegations found in the plaintiff's Complaint and intends to vigorously defend itself.

B. On June 27, 2001, a shareholder of the Company, Ms. Rania Koutsakis, filed a Statement of Claim against NoMatterWare Alberta in the Court of Queen's Bench of Alberta, Judicial District of Calgary, Action #0101-12460, seeking the return of $20,000 US, plus interest at the rate of 15% or $25,000 US). The Company filed its Statement of Defence on November 20, 2001 and examinations for discovery are scheduled to take place during the second quarter of fiscal year 2002. The plaintiff claims that a representative of NoMatterWare Alberta made certain misrepresentations regarding the trading of NoMatterWare Alberta's stock on the Nasdaq stock exchange and the value of the shares of NoMatterWare Alberta. The Plaintiff claims that as a result of these misrepresentations she subscribed for a total of $20,000 of NoMatterWare Alberta shares of common stock. NoMatterWare Alberta denies all allegations found in the Plaintiff's Statement of Claim and intends to vigorously defend itself.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the most recent fiscal year, no insiders of the Corporation failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

MEETINGS AND COMMITTES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors. The Board of Directors meets on a monthly basis to review significant developments affecting the Corporation and to act on matters requiring Board approval. During the fiscal year ended December 31, 2001, the Board of Directors met six (6) times and acted by unanimous consent two (2) times. During fiscal year 2001, there was only one (1) member of the Board of Directors, Mr. Brad Churchill.

The Corporation does not have any written employment agreements or standard compensation arrangements for its directors.

The Board of Directors does not have an audit, compensation or nominating committee. The functions customarily attributable to those committees are performed by the Board of Directors as a whole. The Corporation intends to create an audit committee during fiscal year 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following summary compensation table sets forth certain information regarding the compensation paid during each of the Corporation's last three fiscal years to the Corporation's President. No other executive officer's total annual salary and bonus exceeded $100,000.00 during such years and thus no information regarding any other officers' compensation is required to be disclosed herein for the periods indicated.

SUMMARY COMPENSATION TABLE
Annual Compensation
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compen-sation (US$)
Bradley Churchill, President	2001 2000 1999	47,545(1) 69,732(2) 37,719	0 0 0	0 0 0

Notes:
1. All amounts were paid to FTCG Enterprises Inc., of which Mr. Churchill is the sole officer, director and shareholder.
2. Earnings as employee were $32,330. Amounts paid to FTCG Enterprises Inc. were $37,402.

COMPENSATION OF DIRECTORS

The Corporation does not pay non-officer directors for their services as such, nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in the performance of their duties as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 2000, the Company entered into a consulting agreement with Ms. Denice Hansen's company, D&L Ventures Inc., whereby Ms. Hansen is paid $ 48,510 US per year to serve as an officer of NoMatterWare, plus 3% of all sales. This agreement is for five (5) years.

On July 3, 2001, NoMatterWare Alberta entered into a written five-year lease agreement with SBAC Properties ("SBAC") for 9,250 square feet of office space in a multi-story office building located at 2710 17th Avenue, S.E., Calgary, Alberta. SBAC is a private Alberta corporation that is owned by a group of individuals that are also officers, directors, consultants and/or affiliates of the Company. Mr. Bill Burns, the present Chief Executive Officer and President, Ms. Denice Hansen, Vice President, Mr. Brad Churchill, an owner of more than ten percent of the issued and outstanding shares of the Company and the former President of the Company, and Mr. Steve Krystakis, the Director of Programming, collectively are the beneficial owners of SBAC.

On October 15, 2001, NoMatterWare Alberta entered into a licensing agreement with Arvic Search Services Inc. for the non-exclusive, worldwide use of certain credit card processing services owned by Arvic Search Services Inc. for a one-year period, with an automatic one-year renewal. Mr. Victor Arcuri is the manager and a member of the Board of Directors of Arvic Search Services Inc. Mr. Arcuri became a member of the Board of Directors of NoMatterWare on March 1, 2002. Pursuant to this agreement, compensation for the use of Arvic Search Services credit card processing services is paid by the person conducting the transaction and not NoMatterWare.

Option/SAR Grants During the Most Recently Completed Financial Year.
NAME OF OPTIONEE	SECURITIES UNDER OPTIONS/SARS GRANTED (#)	% OF TOTAL OPTIONS/SARS GRANTED IN FINANCIAL YEAR	EXERCISE OR BASE PRICE ($/SECURITY)

William H.W. Burns - CEO and Director	200,000	50%	$0.50
Denice Hansen - Vice President	200,000	50%	$0.50

Aggregated Option/SAR Exercises During The Most Recently Completed Financial Year and Financial Year-End Option/SAR Values.

NAME OF OPTIONEE	SECURITIES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED ($)	UNEXERCISED OPTIONS/SAR FINANCIAL YEAR END (#) EXERCISABLE/ UNEXERCIABLE

William H.W. Burns - CEO and Director	Nil	Nil	200,000 exercisable
Denice Hansen - Vice President	Nil	Nil	200,000 exercisable

None of the Corporation's directors, officers, employees or consultants exercised any stock options during the year ended December 31, 2001. No pension plan or retirement benefit plans have been put in place by the Corporation to date. On February 27, 2002, the Corporation adopted an Employee Stock Option and Stock Award Plan for the issuance of up to 2,000,000 shares through the grant of stock options and stock awards to the Corporation's officers, employees and consultants that provide bona fide services to the Corporation. As of the date of this filing, options and stock grants for an aggregate of 724,000 shares have been issued under this Plan.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the "Board of Directors"), provided a quorum is present. Votes may be cast or withheld with respect to the Proposal to elect four (4) members of the Board of Directors for terms expiring at the Corporation's Annual Meeting of Shareholders in 2003. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on May 27, 2002.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at four (4). Thus, there are four (4) directors to be elected for terms expiring at the Corporation's Annual Meeting of Shareholders in 2003 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The nominees, each of whom have served as a Director of the Corporation during 2001, are as follows:
Name William H.W. Burns Victor Arcuri Earl Gilbrech Tom Milne	Age 54 53 57 55	Position CEO and Director Director Director Director

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn. If at the meeting a sufficient number of votes are not cast to adopt one or more of the items proposed for adoption, the persons named in the accompanying form of proxy may vote to adjourn the meeting to another specific date and time.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934. For such proposals to be considered for inclusion in the Proxy Statement and Proxy or Information Statement for the 2003 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than February 7, 2003. Such proposals should be directed to NoMatterWare, Inc. 2710 17th Ave S.E., Calgary, Alberta T2A 0P6 to the Attention of: William H.W. Burns, CEO/Secretary.

ANNUAL REPORT

Shareholders may request a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2001 and as filed with the Securities and Exchange Commission, by contacting us at (403) 705-1953.

By order of the Board of Directors

/s/ William H.W. Burns
William H.W. Burns
Chief Executive Officer